SAMPLE PRIME STOCK CERTIFICATE

Certificate Number                                         No. Shares

                      Incorporated Under the Laws of the
                       State of Delaware, March 31, 1997


                           PRIME COMPANIES, INC.

Authorized Capital Stock, 50,000,000 Common Shares, Par Value
$0.0001 Per Share

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED
UNDER THE LIMIT OFFERING EXEMPTION PROVIDED BY SEC.25102(f) OF
THE CALIFORNIA CORPORATIONS CODE.

  THIS CERTIFIES THAT __________________________________ is the
                           owner of

  _________________________________ Shares of the Capital Stock
                               of

                      PRIME COMPANIES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.


IN WITNESS WHEREOF, the said Corporation has caused this
Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporationthis
____________________ day of ______________________ A. D. 19
__________.

____________________                                  ___________________
Secretary                                             President